DEPOSIT ACCOUNT CONTROL (DEFAULT) AGREEMENT

This DEPOSIT ACCOUNT CONTROL AGREEMENT is dated as of July 3, 2012, and is by and among (i) AMERICAN PETRO-HUNTER INC., a Nevada Corporation, and any Subsidiary (as defined in the Purchase Agreement)(collectively the "Customer"), and (ii) ASYM ENERGY OPPORTUNITIES LLC, a Delaware limited liability company, as Senior Lender and collateral agent (in such capacity, the “Senior Lender”) pursuant to that certain Purchase Agreement dated as of July 3, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) and other agreements delivered in connection therewith, by and among Customer, Senior Lender and the “Purchaser” party thereto, and WELLS FARGO BANK, N.A., a national banking association ("Bank").

RECITALS

Senior Lender has extended, and may in the future extend, certain credit facilities to Customer and its affiliates, and as a condition to such credit facilities, Senior Lender has required that Customer grant to Senior Lender a security interest in certain deposit accounts maintained by Bank for Customer. The parties are entering into this agreement to perfect Senior Lender’s security interests in and to the accounts and to specify certain rights and duties of the parties with respect to the accounts.

AGREEMENTS

Section 1)        The Accounts

(a)        This Agreement applies to each depository account (including any money market accounts) maintained by Customer with Bank identified on Exhibit A attached hereto and made a part hereof in addition to any similar account(s) established and maintained in the future (such accounts, all funds at any time on deposit therein and any proceeds, additions, replacements or substitutions of such account or funds therein are collectively referred to herein as "Deposit Account").

(b)        Customer, pursuant to the First Lien Security Agreement, has granted a security interest in the Deposit Account to Senior Lender in the Deposit Account referred to herein. Bank acknowledges the security interest granted by Customer to Senior Lender in the Deposit Account.

(c)        As of the date of this Agreement, Bank does not know of any claim to or interest in the Deposit Account, except for claims and interests of the parties hereto.

Section 2)        Control of Deposit Account

(a)        As evidenced by this Agreement, the Deposit Account shall be under the control of Senior Lender. Senior Lender shall at all times have "control" (as defined in Section 8-106 of the Uniform Commercial Code as adopted in the state of New York) of the Deposit Account. Bank shall comply with instructions originated by Controlling Lender (hereinafter defined) directing disposition of funds in the Deposit Account without further consent by Customer. As used herein, “Controlling Lender” means (i) Senior Lender, until such time as Senior Lender has provided Bank with a written notice that Senior Lender has ceased to be the Controlling Lender hereunder (such notice being the “Controlling Lender Notice”). It is understood and agreed hereby that Bank shall rely exclusively on a Controlling Lender Notice as to the determination of whether the Senior Lender is the Controlling Lender hereunder and shall be under no obligation to make any independent investigation thereof.

(b)        Unless Bank shall have received written notice from Controlling Lender (a "Default Notice") that an "event of default" has occurred under the loan documents between Customer and Controlling Lender (an "Event of Default"), Customer shall have full right of access to and withdrawal from the Deposit Account in its normal and ordinary course of business.

(c)        Subject to paragraph (b) above and paragraph (d) below, from and after the receipt by the Bank of a Default Notice (and until Bank receives a written withdrawal of such notice), (i) Controlling Lender shall have exclusive dominion and control over the Deposit Account, (ii) neither Customer nor any person acting through or on behalf of Customer shall have any right of access to or withdrawal from the Deposit Account, and (iii) Bank shall not comply with any instructions originated by Customer or any such person directing disposition of funds in the Deposit Account.

(d)        Any Default Notice shall be in writing, shall refer to this Agreement and shall include clear and specific instruction with respect to the disposition of funds in the Deposit Account. Bank shall have a period of time, not exceeding two (2) Business Days (hereinafter defined) following the date on which Bank receives a Default Notice to act on such Default Notice. Bank may rely on a Default Notice notwithstanding any other or conflicting information it may receive from Customer. As used in this Agreement, the term "Business Day" means any day on which Bank and Senior Lender are not authorized or required to close.

Section 3)        Matters Related to Deposit Account

(a)        Bank waives any right it may now or hereafter have to apply amounts in the Deposit Account against the payment of any indebtedness from time to time owing to Bank from Customer; provided, however, that Bank shall have the right at any time to debit the Deposit Account (i) to pay the Bank's routine fees and charges applicable to the Deposit Account, (ii) in connection with Uncollectible Drafts (hereinafter defined) as provided in paragraph (b) below, and (iii) in order to correct errors as provided in paragraph (c) below.

(b)         Any item deposited by or on behalf of Customer in the Deposit Account which is returned for insufficient or uncollected funds will be re-deposited by Bank one time. If such item is returned unpaid a second time or if such amount is otherwise uncollectible by Bank ("Uncollectible Draft") (including by any "stop payment order" having been applied to such draft), Bank may debit the Deposit Account for (i) the amount of such Uncollectible Draft (if such amount has actually been paid by Bank to Senior Lender), and (ii) any routine fees due to Bank or charges incurred by Bank in connection with its deposit or collection attempts (collectively, "Costs of Uncollectible Drafts"). If the amount in the Deposit Account is insufficient to fully reimburse Bank for the Costs of Uncollectible Drafts, Customer and Controlling Lender agree to pay such deficiency to Bank (provided that Controlling Lender's obligations shall be limited to any such amount that has not been paid in full by Customer within ten (10) Business Days after demand on Customer by Bank and only to the extent that a Default Notice was in effect at the time the Costs of Uncollectible Drafts arose and the Controlling Lender received proceeds from the corresponding Uncollectibable Draft).

(c)         Bank shall have the right to debit from the Deposit Account any amounts deposited therein in error or as necessary to correct processing errors.

(d)         Senior Lender and Customer agree that, except as specifically provided in this Agreement, the Deposit Account will be subject to, and Bank's operation of the Deposit Account will be in accordance with, the terms and provisions of Bank's separate deposit account agreement governing the Deposit Account ("Account Agreement"), a copy of which Customer and Senior Lender acknowledge having received. In the event that the terms of the Account Agreement shall conflict with the terms of this Agreement, the terms of this Agreement shall prevail.

Section 4)         Statements, Notice of Adverse Claims

(a)         Bank will promptly send copies of all statements, confirmations and other correspondence concerning the Deposit Account simultaneously to each of Customer and Senior Lender at their addresses listed below their signatures to this Agreement (or such other address as they may provide to Bank).

(b)         Bank will promptly notify Senior Lender and Customer (i) if any other person claims that it has an interest in the Deposit Account, (ii) if any other person requests that Bank enter into an agreement related to the Deposit Account with such person, or (iii) if any other person inquires as to the existence of any other agreement related to the Deposit Account.

Section 5.        Certain Matters Affecting Bank

(a)         This Agreement does not create any obligation of Bank except for those expressly set forth in this Agreement, and no implied obligations shall be read into this Agreement against Bank.

(b)         Bank may rely on notices and communications it reasonably believes have been given by an authorized representative of Senior Lender or Customer, and Bank shall have no obligation to review or confirm that actions taken pursuant to any such notice in accordance with this Agreement comply with any other agreement or document.

(c)         Bank shall not be liable under this Agreement for interruption of services under this Agreement resulting from force majeure or failure of computer, electronic or other services.

(d)         If Customer becomes subject to a bankruptcy proceeding or if Bank is otherwise served with legal process by any third party asserting an adverse claim against the Deposit Account or any sums on deposit therein which Bank reasonably believes affects funds deposited in the Deposit Account, Bank shall have the right to place a hold on funds in the Deposit Account until such time as Bank receives an appropriate court order or other assurances reasonably satisfactory to Bank establishing that funds may continue to be disbursed in accordance with this Agreement.

(e)         If at any time Bank, in good faith and in its reasonable judgment, is in reasonable doubt as to the action it should take under this Agreement, Bank shall have the right (i) except as to amounts certified by Customer as necessary for core operations of Customer, to place a hold on funds in the Deposit Account until such time as Bank receives instructions from Controlling Lender or other assurances reasonably satisfactory to Bank as to the disposition of funds in the Deposit Account, or (ii) to commence an interpleader action in an appropriate court and to take no further action except in accordance with instructions from Controlling Lender or in accordance with the final order of the court in such action.

(f)         All Bank's obligations under this Agreement shall be subject to applicable laws and regulations and to the policies and procedures of Bank. Nothing in this Agreement shall required Bank to act in violation of any law, regulation, policy or procedure.

(g)         Bank will not be liable to any party hereunder for any expense, claim, cause of action, liability, loss, damage or cost arising out of or relating to the Deposit Account or this Agreement other than those resulting from Bank’s acts or omissions constituting negligence or willful misconduct, and Company agrees to indemnify and hold Bank harmless from any such expense, claim, cause of action, liability, loss, damages or cost resulting from actions the Bank takes in accordance with the provisions of this Agreement. Except with respect to Bank's obligations under Section 2 of this Agreement (for which full compliance with the terms of this Agreement shall be deemed to be the exercise of ordinary care), Bank’s substantial compliance with its standard procedures for provision of the services required under this Agreement shall be deemed to constitute the exercise of ordinary care.

(h)         Bank shall not be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties, acts of God, terrorist acts, and other causes beyond Bank’s reasonable control. In no event shall Bank be liable for any indirect, special, consequential, exemplary or punitive damages including, without limitation, lost profits.

Section 6.         Fees and Expenses

Customer shall pay the customary fees and expenses of Bank in connection with the Deposit Account. Customer shall also pay all costs and expenses (including reasonable attorneys fees incurred in connection with the interpretation or enforcement of this Agreement). Such fees and expenses may be debited from the Account by Bank.

Section 7.         Termination, Survival

(a)         Upon an Event of Default, Senior Lender may terminate this Agreement by giving joint written notice to Bank and Customer and shall terminate this Agreement when the security interest granted pursuant to the First Lien Security Agreement has been terminated, and in such event Bank shall follow the written directions of Controlling Lender with respect to the disposition of funds in the Deposit Account. Bank may terminate this Agreement upon sixty (60) days written prior notice to Customer and Senior Lender, and in such event Bank shall follow the directions of Controlling Lender with respect to the disposition of funds in the Deposit Account. Customer may not terminate this Agreement without prior written consent of Senior Lender. Termination of this Agreement does not terminate the Deposit Accounts.

(b)         If Senior Lender notifies Bank that Senior Lender's security interest in the Deposit Account has terminated, this Agreement will immediately terminate, and Bank will follow the directions of Customer with respect to the disposition of funds in the Deposit Account.

(c)         Section 5 of this Agreement shall survive the termination of this Agreement.

Section 8.        Governing Law and Venue

(a)         This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all other oral or written representations and understandings. The formation, interpretation, and performance of this Agreement shall be governed by the internal laws of the State of New York. This Agreement may only be amended or modified in writing signed in advance by Senior Lender, Company and an authorized representative of Wells Fargo Bank, N.A. All parties have carefully read and understand this Agreement, and acknowledge receipt of a copy hereof.

(b)         The parties expressly stipulate that any litigation arising under this Agreement shall be brought in any court of appropriate jurisdiction sitting in New York City, Borough of Manhattan, New York. The parties agree that New York be both the place of making and the place of performance of this Agreement and all parties consent to jurisdiction in the State of New York.

(c)         To the fullest extent permitted by law, each of the parties hereto intentionally and deliberately gives up the right to a trial by jury to resolve each dispute, claim, demand, cause of action and controversy between the parties hereto arising out of, or related to, this Agreement.

Section 9.         Amendments

No amendments of this Agreement will be binding unless it is in writing and signed by all parties to this Agreement.

Section 10.        Severability

To the extent a provision of this Agreement is unenforceable; this Agreement will be construed as if the unenforceable provision were omitted.

Section 11.        Successors and Assigns

The terms of this agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assignees.

Section 12.        Notices

Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given (a) when delivered in person, (b) when sent by telecopy or other electronic means and electronic conformation of error free receipt is received or (c) two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth bellow.

Customer:	American Petro-Hunter Inc.
Address:	17470 North Pacesetter Way
Scottsdale, AZ 85255
Attention:	Robert McIntosh
Telephone Number:	(480) 305-2052
Fax Number:	(480) 305-2001
Email:	rm@aaphinfo.com

Senior Lender:	ASYM Energy Opportunities LLC
c/o ASYM Energy Partners LLC
Address:	1055 Washington Blvd,
Suite 410
Stamford, CT 06901
Attention:	Greg Imbruce
Telephone Number:	(203) 595-5600
Fax Number:	(203) 742-1660
Email:	admin@asymenergy.com

Bank:	Wells Fargo Bank, N.A.
Address:	8601 N. Scottsdale Rd
Suite 250
Scottsdale, AZ 85253
Attention:	Doug Johnston
Telephone Number:	(480) 348-5032
Fax Number:	(480) 348-5406
Email:	doug.johnston@wellsfargo.com

Section 13.     Joint and Several Obligations

If Customer consists of more than one person or entity, each shall be jointly and severally liable to perform Customer's obligations under this Agreement.

Section 14.     Duplicate Originals, Counterparts

This Agreement may be executed in any number of may be executed in any number of counterparts (including by facsimile or other approved means of electronic transmission), and by the different parties hereto or thereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

Section 15.       Entire Agreement

This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no oral agreements among the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers, effective as of the date first above written.

CUSTOMER:	AMERICAN PETRO-HUNTER INC., a Nevada corporation

By:

Name:	Robert B. McIntosh

Title:	President and Chief Executive Officer

SENIOR LENDER:	ASYM ENERGY OPPORTUNITIES LLC, a Delaware limited liability company

By:

Name:	Greg Imbruce
Title:	President

BANK:	Wells Fargo Bank, N.A.

By:

Name:
Title: